SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)

(Former name or former address, if changed from last report.)

Item 9.  Regulation FD Disclosure.

Ecolab Inc. (“Ecolab”) is as of this date publishing certain updated unaudited pro forma information on its Website at http://www.ecolab.com/investor/proforma.asp (the “Published Material”).  The Published Material reflects certain reclassifications and updates and replaces the pro forma information that was posted on Ecolab’s Website on April 10, 2002.  This filing on Form 8-K is intended to ensure, pursuant to Regulation FD, that all investors are made aware of the posting of the Published Material.

The Published Material is not required by, or prepared in accordance with, accounting principles generally accepted in the United States.  The Published Material is being voluntarily posted on Ecolab’s Website to assist investors’ understanding of Ecolab’s ongoing financial results.  However, the Published Material is subject to the estimates, assumptions and limitations set forth therein and should not be considered as necessarily indicative of future operating results.  The Published Material is not incorporated herein by reference and is not part of Ecolab’s filings with the Commission.

It is anticipated that the Published Material will remain available on the Ecolab Website through February 2003.  Ecolab disclaims any duty to update the Published Material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

		By:	/s/Kenneth A. Iverson
Kenneth A. Iverson
Vice President and Secretary

Date:	May 24, 2002